Exhibit 99.1

FOR IMMEDIATE RELEASE

Financial Institutions, Inc. Announces “At-The-Market” Offering of Common Stock

WARSAW, N.Y. – May 30, 2017 – Financial Institutions, Inc. (NASDAQ:FISI) (the “Company”), the parent company of Five Star Bank, Scott Danahy Naylon, LLC and Courier Capital, LLC, today announced that it has filed a prospectus supplement under which it may sell up to $40.0 million of its common stock through an “at-the-market” equity offering program.

The Company expects to use the net proceeds of this offering to support organic growth and other general corporate purposes, including contributing capital to its banking subsidiary, Five Star Bank.

The shares will be offered through Sandler O’Neill + Partners, L.P., as sales agent. Sales of common stock, if any, will be made from time to time in negotiated transactions at market prices prevailing at the time of a sale or at negotiated prices, or as otherwise agreed with the sales agent, and, as a result, sale prices may vary.

The Company has filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement to the prospectus contained in its existing shelf registration statement on Form S-3 (File No. 333-202791) for the offering of common stock described in this communication. Sales in the at-the-market program, if any, will be made pursuant to the prospectus and prospectus supplement. “At-the-Market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, include sales made directly on or through the NASDAQ Global Select Market, or another market for the Company’s common stock, and sales made through a market maker other than on an exchange or otherwise. Before you invest, you should read the prospectus, prospectus supplement relating to the at-the-market program and other documents the Company has filed with the SEC for more complete information about the Company and the at-the-market program. You may obtain copies of the prospectus supplement and accompanying prospectus relating to the offering without charge by visiting the SEC’s website at www.SEC.gov or from Sandler O’Neill + Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, Attn: Syndicate Operations or by phone at 1-866-805-4128.

This press release is for informational purposes only and is not an offer to sell or the solicitation of an offer to buy any securities of the Company, which is made only by means of a prospectus supplement and related base prospectus, nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

About Financial Institutions, Inc.

Financial Institutions, Inc. provides diversified financial services through its subsidiaries Five Star Bank, Scott Danahy Naylon, LLC (“SDN”) and Courier Capital, LLC (“Courier Capital”). Five Star Bank provides a wide range of consumer and commercial banking and lending services to individuals, municipalities and businesses through a network of more than 50 offices and 60 ATMs throughout Western and Central New York State. SDN provides a broad range of insurance services to personal and business clients across 45 states. Courier Capital provides customized investment management, investment consulting and retirement plan services to individuals, businesses, institutions, foundations and retirement plans. Financial Institutions, Inc. and its subsidiaries employ approximately 650 individuals. The Company’s stock is listed on the NASDAQ Global Select Market under the symbol FISI. Additional information is available at www.fiiwarsaw.com.

Forward-Looking Statements

Statements contained in this press release which are not historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Similarly, statements that describe the objectives, plans or goals of the Company are forward-looking. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “would,” “targeting,” “intend,” “outlook,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements involve significant risks and uncertainties. All forward-looking statements made herein are qualified by the cautionary language in the Company’s Annual Report on Form 10-K and other documents filed with the SEC. These documents contain and identify important factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. Except as required by law, the Company assumes no obligation to update any information presented herein.

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For additional information contact:

Shelly J. Doran

(585) 627-1362

sjdoran@five-starbank.com